UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2006
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction	Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Exhibits
SIGNATURES
TRM Corporation press release dated May 19, 2006

Item 1.01 Entry into a Material Definitive Agreement
     On May 18, 2006, TRM Copy Centers (USA) Corporation, a wholly owned subsidiary of the Company, entered into an agreement with Digital 4 Convenience PLC to sell the outstanding shares of TRM Copy Centres (UK) Limited, our UK photocopier subsidiary. The anticipated sale price of the shares is £2.85 million, based upon the net revenues of TRM Copy Centres (UK) Limited for the six months prior to closing, with a target closing date of May 25, 2006. The agreement contains representations and warranties that are standard for the United Kingdom and for the industry, and the liability of TRM Copy Centers (USA) Corporation is capped.
     On May 19, 2006, the Company issued a press release announcing that it has entered into a definitive agreement for the stock sale of TRM Copy Centres (UK) Limited, our wholly owned UK photocopier subsidiary, to Digital 4 Convenience PLC, a UK-based operator of retail photocopiers. A copy of the press release is attached hereto as Exhibit 99.1 and furnished with this Form 8-K.
Item 9.01 Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	TRM Corporation press release dated May 19, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Daniel O’Brien
		Name:	Daniel E. O’Brien
Date: May 24, 2006		Title:	Chief Financial Officer

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